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                                                                       Exhibit 3

                         AMENDMENT TO WARRANT AGREEMENT

         THIS AMENDMENT is made as of August 13, 1999 by and among OptiCare Eye Health Centers, Inc., a Connecticut corporation (the "Company"), Oxford Health Plans, Inc., Anthem Health Plans, Inc., a Connecticut corporation doing business as Anthem Blue Cross & Blue Shield of Connecticut and successor by merger to Blue Cross & Blue Shield of Connecticut, Inc., Fred Nazem, Richard Racine and Philip Barak.

         WHEREAS, the parties hereto are parties to a certain Warrant Agreement dated as of October 15, 1997; and

         WHEREAS, the Company has entered into a certain Agreement and Plan of Merger dated as of April 12, 1999, among the Company, PrimeVision Health, Inc., Saratoga Resources, Inc., OptiCare ShellCo Merger Corporation and PrimeVision ShellCo Merger Corporation (the "Merger Agreement"); and

         WHEREAS, the parties hereto desire to amend the Warrant Agreement in certain respects effective contemporaneously upon the consummation of the mergers (the "Mergers") contemplated by the Merger Agreement;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Warrant Agreement.

         2. AMENDMENTS. Effective contemporaneously upon the consummation of the Mergers contemplated by the Merger Agreement, the parties hereto agree that the Warrant Agreement shall be amended as follows:

             a) All references to the Warrants contained in the Warrant Agreement shall mean and include the warrants to purchase shares of common stock of Saratoga Resources, Inc. to be issued in substitution for the Warrants pursuant to Section 2.12(a) of the Merger Agreement.

             b) The second sentence of Section 1.3 of the Warrant Agreement shall be deleted.

             c) Section 1.4 of the Warrant Agreement regarding restrictions on cashless exercise shall be deleted in its entirety, and the following shall be inserted in lieu thereof:

                 "Anything to the contrary in the Warrants notwithstanding, the provisions of Section 3(c) of the Warrants shall not be applicable to Oxford or BCBS."

             d) Section 1.5 of the Warrant Agreement regarding early termination of the Warrants issued to the members of the Nazem Group shall be deleted in its entirety.

         3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument. Any signature page of this Amendment may be
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detached from any counterpart of this Amendment without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this Amendment identical in form hereto but having attached to it one or more signature pages.

         IN WITNESS WHEREOF, the parties have hereunto executed this Amendment as of the day and year first above written.

                                      OPTICARE EYE HEALTH CENTERS, INC.

                                      By: /s/ Steven L. Ditman
                                         ----------------------------------
                                         Name:  Steven L. Ditman
                                         Title: Treasurer

                                      OXFORD HEALTH PLANS, INC.

                                      By: /s/ Jon S. Richardson
                                         ----------------------------------
                                         Name:  Jon S. Richardson
                                         Title: Ass't Secretary

                                      ANTHEM HEALTH PLANS, INC.

                                      By: /s/ George D. Martin
                                         ----------------------------------
                                         Name:  George D. Martin
                                         Title: Treasurer

                                          /s/ Fred Nazem
                                         ----------------------------------
                                              Fred Nazem

                                         ----------------------------------
                                              Richard Racine

                                          /s/ Philip Barak
                                         ----------------------------------
                                              Philip Barak